Exhibit 3.1
AMENDMENT TO THE BY-LAWS OF
TOLL BROTHERS, INC.
     This Amendment to the By-laws of Toll Brothers, Inc., a Delaware corporation (the “Corporation”), is effective as of September 24, 2009. Capitalized terms used but not defined herein shall have the meanings set forth in the By-laws of the Corporation (the “Bylaws”).
     The Bylaws are hereby amended as follows:
1.	Section 2-8(b) is here by amended and restated in its entirety as follows:

“(b) Each such written notice must set forth: (i) the name and address of the stockholder who intends to make the nomination (“Nominating Stockholder”) as they appear of Corporation’s books; (ii) the name and address of the beneficial owner, if different than the Nominating Stockholder, of any of the shares owned of record by the Nominating Stockholder (“Beneficial Holder”); (iii) the number of shares of each class and series of shares of the Corporation which are owned of record and beneficially by the Nominating Stockholder and the number which are owned beneficially by any Beneficial Holder; (iv) a description of all arrangements and understandings between the Nominating Stockholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; (v) the name and address of the person or persons to be nominated; (vi) a representation that the Nominating Stockholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting and will appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (vii) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of the Nominating Stockholder, or any affiliates or associates of the Nominating Stockholder, with respect to stock of the Corporation; (viii) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of the Nominating Stockholder, or any affiliates or associates of the Nominating Stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, the Nominating Stockholder, or any affiliates or associates of the Nominating Stockholder, or to increase or decrease the voting power or pecuniary or economic interest of the Nominating Stockholder, or any affiliates or associates of the Nominating Stockholder, with respect to stock of the Corporation; (ix) such other information regarding each nominee proposed by the Nominating Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Exchange Act had the nominee been nominated, or intended to be nominated, by the Board of Directors; (x) the written consent of each nominee to serve as a Director of the Corporation if so elected; and (xi) a statement of whether or not either such Nominating Stockholder or Beneficial Holder will solicit votes of, or deliver a proxy statement and form of proxy to, holders of at least the percentage of voting power of all the Corporation’s voting shares reasonably believed by such Nominating Stockholder or Beneficial Holder to be sufficient to elect the nominee or nominees proposed to be nominated by such Nominating Stockholder or Beneficial Holder (such statement, a “Nominee Solicitation Statement”).

Notwithstanding any provision of this Section 2-8 of this Article II to the contrary, a nomination of persons for election to the Board of Directors may be submitted for inclusion in the Corporation’s proxy materials pursuant to the final rules adopted by the Securities and Exchange Commission (the “SEC”) providing for such nominations and inclusion (“final proxy access rules”), and, if such nomination is submitted under the final proxy access rules, such submission (i) in order to be timely, must be delivered to, or be mailed and received by, the Secretary at the principal executive offices of the Corporation no later than 120 calendar days before the Anniversary (or such other date as may be set forth in the final proxy access rules for companies without advance notice bylaws); (ii) in all other respects, must be made pursuant to, and in accordance with, the terms of the final proxy access rules, as in effect at the time of the nomination, or any successor rules or regulations of the SEC then in effect; and (iii) must provide the Corporation with any other information required by this Section 2-8(b) of this Article II for nominations not made under the final proxy access rules except to the extent that requiring such information to be furnished is prohibited by the final proxy access rules. The provisions of this paragraph of this Section 2-8 of this Article II do not provide stockholders of the Corporation with any rights, nor impose upon the Corporation any obligations, other than the rights and obligations set forth in the final proxy access rules.”

2.	Section 2-9(b) is hereby amended and restated in its entirety as follows:

“(b) For business to be properly brought before an annual meeting by a stockholder pursuant to this section, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “Stockholder Notice”); (ii) such business must be a proper matter for stockholder action under Delaware law; and (iii) the stockholder, or beneficial owner on whose behalf any such proposal is made, must have acted in accordance with the representations set forth in the Proposal Solicitation Statement required by these bylaws. To be timely, each Stockholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the Secretary of the Corporation not less than 45 days or more than 75 days prior to the Anniversary; provided, however, that if the date of the annual meeting is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public disclosure of the meeting date is first made (which shall include disclosure of the meeting date given to a national securities exchange or the National Association of Securities Dealers). Each such Stockholder Notice must set forth (A) the name and address of the stockholder who intends to bring the business before the annual meeting

(“Proposing Stockholder”) as they appear on the Corporation’s books; (B) the name and address of the beneficial owner, if different than the Proposing Stockholder, of any of the shares owned of record by the Proposing Stockholder (“Beneficial Owner”); (C) the number of shares of each class and series of shares of the Corporation which are owned of record and beneficially by the Proposing Stockholder and the number which are owned beneficially by any Beneficial Owner; (D) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of the Proposing Stockholder, or any affiliates or associates of the Proposing Stockholder, with respect to stock of the Corporation; (E) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of the Proposing Stockholder, or any affiliates or associates of the Proposing Stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, the Proposing Stockholder, or any affiliates or associates of the Proposing Stockholder, or to increase or decrease the voting power or pecuniary or economic interest of the Proposing Stockholder, or any affiliates or associates of the Proposing Stockholder, with respect to stock of the Corporation.; (F) any interest (other than an interest solely as a stockholder) which the Proposing Stockholder or a Beneficial Owner has in the business being proposed by the Proposing Stockholder; (G) a description of all arrangements and understandings between the Proposing Stockholder and any Beneficial Owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the Stockholder Notice is being made; (H) a description of the business which the Proposing Stockholder seeks to bring before the annual meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Stockholder proposes that the Corporation adopt; (I) a representation that the Proposing Stockholder is at the time of giving the Stockholder Notice, was or will be on the record date for the meeting, and will be on the meeting date, a holder of record of shares of the Corporation entitled to vote at such meeting, and will appear in person or by proxy at the annual meeting to bring the business specified in the Stockholder Notice before the meeting; and (J) a statement of whether or not either such Proposing Stockholder or such Beneficial Owner will solicit votes of, or deliver a proxy statement and form of proxy to, holders of at least the percentage of voting power of all the Corporation’s voting shares required under applicable law to carry the proposal (such statement, a “Proposal Solicitation Statement”).”

3.	Except as modified by this Amendment, the Bylaws remain unchanged and, as modified, continue in full force and effect.